Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No. 333-259247) on Form S-1 of our report dated March 31, 2022, relating to the consolidated financial statements of Greenidge Generation Holdings, Inc. appearing in the Annual Report on Form 10-K of Greenidge Generation Holdings, Inc. for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ArmaninoLLP

Dallas, Texas

April 1, 2022